Exhibit 99.1

Medalist Diversified REIT, Inc. Announces Reverse Stock Split and Provides Update on Strategic Review Process

RICHMOND, VA. April 18, 2023 – Medalist Diversified REIT, Inc. (NASDAQ: MDRR) (the “Company” or “Medalist”), a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Mid-Atlantic and Southeast regions of the United States, today announced that its Board of Directors approved a one-for-eight reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, $0.01 par value per share (the “Common Stock”). The Reverse Stock Split is expected to take effect as of 5:00 p.m. Eastern Time, on May 3, 2023 (the “Effective Time”). Accordingly, at the Effective Time, every eight issued and outstanding shares of Common Stock will be converted into one share of Common Stock. The Common Stock is expected to begin trading on The Nasdaq Capital Market (“Nasdaq”) on a split-adjusted basis beginning on May 4, 2023, under a new CUSIP number.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, each stockholder that would hold fractional shares as a result of the Reverse Stock Split will be entitled to receive, in lieu of such fractional shares, cash in an amount equal to the applicable fraction multiplied by the closing price of the Common Stock on Nasdaq on May 3, 2023 (as adjusted for the Reverse Stock Split). The Reverse Stock Split will apply to all of the outstanding shares of Common Stock and therefore will not affect any stockholder’s ownership percentage of shares of Common Stock, except for de minimis changes resulting from the payment of cash in lieu of fractional shares. Stockholders of record will receive information from VStock Transfer LLC, the Company’s transfer agent, regarding their stock ownership following the Reverse Stock Split and, if applicable, payments of cash in lieu of fractional shares. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split.

The Reverse Stock Split is intended to help the Company regain compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq. However, there can be no assurance that the Company will be able to regain compliance with such requirement or maintain its listing on Nasdaq.

As disclosed on March 10, 2023, the Company established a Special Committee of the Board comprising solely of independent directors charged with exploration of potential strategic alternatives in order to maximize stockholder value. In addition, the Special Committee retained Jones Lang LaSalle Securities, LLC to serve as financial advisor and Troutman Pepper Hamilton Sanders LLP as legal counsel. The Special Committee is in active discussions with potential parties in pursuit of those alternatives and the Company will provide further disclosures as appropriate or required by law or regulation. While the review is underway, the Company remains fully focused on its operations and on the continued execution of its strategies to create stockholder value. There is no assurance that the review will result in any transaction, including a sale of the Company, its assets, or entry into a business combination, among other alternatives being reviewed.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are not historical and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate, “may,” “will,” “should” and “could” and include statements about the potential Reverse Stock Split and the impact, if any, of the Reverse Stock Split on the Company and the trading price of the Common Stock. Forward-looking statements are based upon the Company’s present expectations, but are not guarantees or assurances as to future developments or results. Factors that may cause actual developments or results to differ from those reflected in forward-looking statements include, without limitation, those included in the Company’s most recent Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes and new developments except as required by law or regulation.

Brent Winn

Medalist Diversified REIT, Inc.

brent.winn@medalistprop.com